Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167202 on Form S-3 and Registration Statement Nos. 333-140667, 333-149691, 333-159135, and 333-171490 on Form S-8 of our reports dated March 11, 2011, relating to the consolidated financial statements of Physicians Formula Holdings, Inc. (the "Company") and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP
Los Angeles, California
March 11, 2011